UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 25, 2009
Date of Report (date of earliest event reported)

_________________________

THE DRESS BARN, INC.
(Exact name of Registrant as specified in its charter)

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Connecticut	0-11736	06-0812960
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification Number)

30 Dunnigan Drive
Suffern, New York 10901
(Address of principal executive offices, including zip code)

(845) 369-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 25, 2009, The Dress Barn, Inc., a Connecticut corporation (“Dress Barn”), completed its acquisition of Tween Brands, Inc., a Delaware corporation (“Tween Brands”), pursuant to the Agreement and Plan of Merger, dated June 24, 2009 (the “Merger Agreement”), among Dress Barn, Tween Brands and a wholly owned subsidiary of Dress Barn (“Merger Sub”), pursuant to which Merger Sub was merged (the “Merger”) with and into Tween Brands.  The Merger was approved by the stockholders of Tween Brands at a special meeting of stockholders held on November 25, 2009.  The Merger became effective after the stockholders meeting upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware on November 25, 2009.  As a result of the Merger, Tween Brands became a wholly owned subsidiary of Dress Barn.

As provided in the Merger Agreement, each share of common stock, par value $.01 per share (“Tween Brands Common Stock”), of Tween Brands, issued and outstanding immediately prior to the effective time of the Merger, was converted into the right to receive 0.47 validly issued, fully paid and nonassessable shares of common stock, par value $.05 per share (“Dress Barn Common Stock”), of Dress Barn.

In addition, as provided in the Merger Agreement, all options to purchase Tween Brands Common Stock that were outstanding and unexercised at the effective time of the Merger were converted into the right to receive, with respect to each such option, an amount of cash equal to the positive difference, if any, between the value of the per share common stock consideration paid in the Merger less the per share exercise price of the option for each share subject to such option.  Any option with an exercise price greater than the value of the per share common stock consideration paid in the Merger was cancelled without consideration and is of no further force and effect.  In addition, at the effective time of the Merger, the vesting of each share of Tween Brands restricted stock was accelerated, and each such share was converted into the right to receive 0.47 shares of Dress Barn Common Stock.

The description of the Merger Agreement contained in this Current Report on Form 8-K (including the description of the consideration payable in connection with the Merger) is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Dress Barn on June 25, 2009.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement and the Letter Agreement dated as of June 24, 2009 by and among Dress Barn, Tween Brands and Michael W. Rayden (the “Letter Agreement”), effective as of November 25, 2009, Dress Barn’s board of directors appointed Mr. Rayden, the Chief Executive Officer of Tween Brands, to serve as a director of Dress Barn for a term expiring in 2010 or until his earlier death, resignation or removal.  In addition, for at least one additional term ending no earlier than 2012, so long as Mr. Rayden continues to be employed by Tween Brands, Dress Barn’s board of directors is required to nominate Mr. Rayden for re-election to Dress Barn’s board of directors at the expiration of each term of his service on Dress Barn’s board of directors.  Pursuant to the terms of the Letter Agreement, Mr. Rayden has agreed to resign from Dress Barn’s board of directors upon his termination of employment at any time.

The Letter Agreement affirms the continuation of the employment agreement (the “Employment Agreement”) and executive agreement (the “Executive Agreement”) entered into by and between Tween Brands and Mr. Rayden on December 3, 2008, both of which are described below.

The Employment Agreement has an initial term of five years, with automatic one-year extensions, unless either party gives written notice to the other party 90 days prior to the anniversary of the effective date of an election not to extend the term. Furthermore, upon a change in control (as defined in the Employment Agreement), the term of the Employment Agreement will be extended for two years from the date of the change in control.  The Employment Agreement also requires Tween Brands to compensate Mr. Rayden and provide him with certain payments and benefits if his employment is terminated for specified reasons during the term of the Employment Agreement.  Mr. Rayden is subject to certain restrictive covenants under the Employment Agreement, including a non-solicitation provision and a non-competition provision (which, prior to the execution of the Letter Agreement, did not apply upon certain termination events occurring after a change in control).

The Executive Agreement has an initial term of three years, with automatic one-year extensions, unless Tween Brands gives written notice to Mr. Rayden 30 days prior to the anniversary of the effective date of its election not to extend the term. Furthermore, if a change in control occurs during the term of the Executive Agreement, the term will be extended for 24 months from the date of the change in control. Under the Executive Agreement, Tween Brands must provide Mr. Rayden with the severance benefits specified in the Executive Agreement if his employment is terminated by Tween Brands for certain reasons in connection with a change in control, or by Mr. Rayden for good reason (as defined in the Executive Agreement) at any time within 24 months after a change in control, or for any reason during the 30-day period beginning on the one year anniversary date of a change in control.  Any severance amounts payable to Mr. Rayden under his Executive Agreement are in lieu of any severance benefits that would otherwise be payable under his Employment Agreement.

The foregoing descriptions of the Letter Agreement, Employment Agreement and Executive Agreement contained in this Current Report on Form 8-K are qualified in their entirety by reference to the copy of the Letter Agreement filed as Exhibit 2.2 to the Current Report on Form 8-K filed by Dress Barn on June 25, 2009, the copy of the Employment Agreement filed as Exhibit 10.1 hereto and the copy of the Executive Agreement filed as Exhibit 10.2 hereto, all of which are incorporated herein by reference.

Item 8.01 Other Events.

On November 25, 2009, Dress Barn issued a press release announcing the completion of the Merger.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)           Financial statements of business acquired.

The financial statements required by this Item with respect to Tween Brands were filed with the Securities and Exchange Commission on March 31, 2009 in Tween Brands’ Annual Report on Form 10-K and on September 9, 2009 in Tween Brands’ Quarterly Report on Form 10-Q.  Such financial statements are attached hereto as Exhibit 99.2 and incorporated herein by reference.

(b)           Pro forma financial information.

The pro forma financial information required by this Item is not being filed herewith.  To the extent such information is required by this Item, it will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)           Exhibits.

Exhibit No	Description

10.1
Employment Agreement between Tween Brands, Inc. and Michael W. Rayden, dated December 3, 2008 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Tween Brands, Inc. on December 9, 2008)

10.2
Executive Agreement between Tween Brands, Inc. and Michael W. Rayden, dated December 3, 2008 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by Tween Brands, Inc. on December 9, 2008)

99.1	Press Release, dated November 25, 2009, issued by The Dress Barn, Inc.
99.2
Financial statements of Tween Brands, Inc. (incorporated by reference to Tween Brands, Inc.’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on March 31, 2009 and September 9, 2009, respectively)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DRESS BARN, INC.
Date: November 30, 2009	By:	/s/ Armand Correia
		Name:	Armand Correia
		Title:	Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)